Exhibit 1.1

EXECUTION VERSION

Cowen Group, Inc.

$55,000,000

8.25% Senior Notes due 2021

Underwriting Agreement

October 3, 2014

STERNE, AGEE & LEACH, INC.

As Representative of the

several underwriters listed

in Schedule I hereto

c/o Sterne, Agee & Leach, Inc.

800 Shades Creek Parkway—Suite 700

Birmingham, Alabama 35209

Ladies and Gentlemen:

Cowen Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell $55,000,000 aggregate principal amount of its 8.25% Senior Notes due 2021 (the “Firm Notes”), to the underwriters listed on Schedule I hereto (the “Underwriters”), for whom Sterne, Agee & Leach, Inc. is acting as representative (the “Representative” or “you”). In addition, the Company proposes to grant to the Underwriters an option to purchase up to $8,250,000 aggregate principal amount of 8.25% Senior Notes due 2021, solely to cover any over-allotments (the “Optional Notes” and, together with the Firm Notes, the “Notes”). The Notes will be issued pursuant to an indenture, to be dated as of October 10, 2014 (the “Base Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the first supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated as of October 10, 2014, between the Company and the Trustee.

The Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-197513), including a base prospectus (the “Base Prospectus”), relating to various debt of the Company, including the Notes.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus together with any preliminary prospectus supplement relating to the offering of the Notes used prior to the filing of the Prospectus and deemed part of the Registration Statement that omits the Rule 430 Information; and the term “Prospectus” shall mean the final prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, together with the Base Prospectus.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or any amendment thereto, as the case may be (such date, the “Effective Date”), or the date of such Preliminary Prospectus or the Prospectus; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Notes were first made, the Company had prepared the following information (collectively, the “Disclosure Package”): a Preliminary Prospectus dated October 1, 2014, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule II hereto as constituting part of the Disclosure Package.  As used in this paragraph and elsewhere in this Agreement, “Initial Time of Sale” means 2:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

The term “Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 405 of the Securities Act.

The term “subsidiary” means each entity, at least a majority of the capital stock or other equity or voting securities of which are controlled or owned, directly or indirectly, by the Company. The term “domestic subsidiary” means any subsidiary of the Company duly organized under the laws of any U.S. state.

For the purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, any Free Writing Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

1.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with the Underwriters as of the date hereof and as of each “Delivery Date” (as defined below in Section 4) that:

(a)           The Registration Statement has been declared effective by the Commission. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued or, to the knowledge of the Company, has threatened to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Notes for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Notes. The Company meets the requirements for the use of Form S-3 set forth in the General Instructions thereto; and the offering and sale of the Notes as contemplated hereby meets the requirements for use of Form S-3 set forth in the General Instructions thereto.

(b)           As of the applicable Effective Date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”).  Each Preliminary Prospectus, when filed with the Commission, and the Prospectus and any amendments or supplements thereto when they are filed with the Commission or become effective, as the case may be, in all material respects conformed or will conform, as the case may be, to the requirements of the Securities Act. Neither the Registration Statement nor any amendment thereto, as of the applicable Effective Date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendment or supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Disclosure Package, at the Initial Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any information contained in or omitted from the Registration Statement, the Prospectus or the Disclosure Package, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter through you expressly for use therein.

(c)           At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company, any Underwriter or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act)

of the Notes and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(d)           The Company (including its respective agents and representatives, other than the Underwriters in their capacity as such) has not used and will not use any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication (other than a communications referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule II hereto as constituting part of the Disclosure Package and (v) any electronic road show or other written communications, in each case, approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complies or will comply in all material respects with the requirements of the Securities Act and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby).  Each such Issuer Free Writing Prospectus, when taken together with the Disclosure Package, as of its issue date, the Initial Time of Sale and at each Delivery Date, did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in such Issuer Free Writing Prospectus.  Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Notes or until any earlier date that the Company notified or notifies you, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Disclosure Package or the Prospectus, including any document incorporated by reference therein.

(e)           The documents incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, at the time they became effective or were filed with the Commission, complied as to form in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will comply as to form in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or expressly contemplated therein, and in each case excluding any amendment or supplements to the foregoing made after the execution of this Agreement, (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, (iii) there has been no obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its subsidiaries not in the ordinary course of business, which is material to the Company and its subsidiaries taken as a whole, and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(g)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Disclosure Package and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Notes as contemplated herein.

(h)           The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(i)            Cowen Holdings, Inc., Cowen and Company, LLC, Ramius LLC, Ramius Advisors, LLC and Ramius Alternative Solutions LLC are the only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X, but determined as of June 30, 2014) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”).  Each of the Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing, individually or in the aggregate, would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or equity interests of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance.  The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.  In no event shall either Ramius Enterprise Master Ltd. or Ramius Enterprise LP be considered a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X), a “subsidiary” of the Company or a “Subsidiary” for purposes of this Agreement.

(j)            The Company has an authorized and outstanding capitalization as set forth in the Disclosure Package and the Prospectus under the heading “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and the Prospectus);  all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and conform to the description of the capital stock of the Company contained in the Disclosure Package and the Prospectus.

(k)           This Agreement has been duly authorized, executed and delivered by the Company.

(l)            The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles or remedies or an implied covenant of good faith and fair dealing.

(m)          The Notes have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the relevant Delivery Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles or remedies or an implied covenant of good faith and fair dealing, and will be entitled to the benefits of the Indenture.

(n)           The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(o)           Neither the Company nor any of its Significant Subsidiaries is in violation of its charter, by-laws or similar organizational document.  Neither the Company nor any of its subsidiaries is (A) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with consummation of the transactions contemplated hereby, or (B) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect or prevent or materially interfere with consummation of the transactions contemplated hereby.

(p)           The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture and the Notes have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect or prevent or materially interfere with consummation of the transactions contemplated hereby), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is required for the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated by herein (including the issuance and sale of the Notes) and compliance by the Company with its obligations under this Agreement, the Indenture and the Notes, except such as have been made or obtained or as may be required under the Securities Act, under state securities or Blue Sky laws and under the rules of the Financial Industry Regulatory Authority (“FINRA”).

(r)            Except as disclosed in the Disclosure Package, there are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries or any of their respective directors or officers in their capacity as such is or would be a party or of which any of their respective properties or assets is or would be subject at law or in equity, before or by any Governmental Entity or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ and FINRA), except any such action, suit, claim, investigation, inquiry or proceeding that would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with consummation of the transactions contemplated hereby.

(s)            The financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in compliance with the requirements of the Securities Act and the Exchange Act in all material respects and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein.  All other financial statements or data contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Disclosure Package and the Prospectus.  All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.   Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act.

(t)            The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus under the heading “Use of Proceeds”) will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u)           PricewaterhouseCoopers LLP, the independent registered accounting firm that certified the financial statements of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder and by the rules of the Public Company Accounting Oversight Board.

(v)           The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Disclosure Package and the Prospectus or (ii) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries to the extent that such effect or interference would be reasonably expected to have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Prospectus, are in full force and effect except as would not have a Material Adverse Effect.

(w)          The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, would result in a Material Adverse Effect.

(x)           The Company and the Significant  Subsidiaries are members in good standing of each federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization, necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus.

(y)           Cowen and Company LLC and ATM Execution LLC (formerly Cowen Capital LLC), ATM USA, LLC and Cowen Equity Finance LP are the only U.S. broker-dealer subsidiaries of the Company (the “Broker Dealer Subsidiaries”).  Each of the Broker Dealer Subsidiaries is registered as a broker-dealer with the Commission and under the laws of all fifty U.S. states, the District of Columbia and Puerto Rico, is a member of FINRA and the New York Stock Exchange, and, in each case, is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registrations and memberships, including without limitation Rule 15c3-1 under the Exchange Act, except where the failure to be so registered or in such compliance would not have a Material Adverse Effect.

(z)           Ramius LLC, Ramius Asia LLC, Ramius Trading Strategies LLC, Ramius Alternative Solutions LLC, Ramius Advisors LLC, Cowen Structured Credit Group LLC and Healthcare Royalty Management, LLC are the only U.S. investment adviser subsidiaries of the

Company and each of them is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or exempt from registration under such act and under the laws of all fifty states, the District of Columbia and Puerto Rico, and is in compliance in all material respects with all applicable laws, rules, regulations, orders and similar requirements in connection therewith except where the failure to be so registered or in such compliance therewith would not have a Material Adverse Effect.  Ramius Japan Ltd. holds a Type II Financial Instrument Trading Business registration with the Financial Services Agency of Japan, Ramius Asia Ltd is an investment adviser registered in Hong Kong with the Securities and Futures Commission; and Ramius UK Ltd is an investment adviser registered in the United Kingdom with the Financial Services Authority, and each is in compliance in all material respects with all applicable laws, rules, regulations, orders and similar requirements applicable to it except where the failure to be so registered or in such compliance therewith would not have a Material Adverse Effect.

(aa)         The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement, conflict, invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(bb)         Except as described in the Disclosure Package and the Prospectus or would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(cc)         The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(dd)         The Company and its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(ee)         There is, and has been, no failure on the part of the Company or any of the Company’s directors of officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and any applicable rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff)          All statistical, industry and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(gg)         The Company and its subsidiaries carry or are entitled to the benefits of insurance covering their respective properties, operations, personnel and businesses, which insurance is in such amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(hh)         All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, except where failure so to file would, individually or in the aggregate, have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or for which failure so to pay, individually or in the aggregate, would not have a Material Adverse Effect.

(ii)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar),

Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.   For the past 3 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)           Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(mm)      Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Offering Memorandum.

Any certificate signed by, or other representation made by, an officer of the Company and delivered or otherwise provided to the Underwriter pursuant to the terms of this Agreement shall be deemed to be a representation of the Company for purposes of this Agreement.

2.             Purchase of the Notes by the Underwriters.

(a)           The Company agrees to issue and sell the Firm Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 96.75%

of the principal amount.  The Company will not be obligated to deliver any of the Firm Notes except upon payment for all the Firm Notes to be purchased as provided herein.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to $8,250,000 aggregate principal amount of Option Notes at the same initial purchase price as the Underwriters shall pay for the Firm Notes.  Said option may be exercised in whole or from time to time in part on or before the 30th day after the date of the Prospectus upon written notice by the Representative to the Company setting forth the aggregate principal amount of Option Notes as to which the several Underwriters are exercising the option and the settlement date.  The aggregate principal amount of Option Notes to be purchased by each Underwriter shall be the same percentage of the aggregate principal amount of Option Notes to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Notes, subject to such adjustments as you in your absolute discretion shall make to eliminate any Optional Notes being in denominations of less than $25.00.

3.             Offering by the Underwriters.  The Company understands that the Underwriters intend to make a public offering of the Notes on the terms set forth in the Prospectus.

4.             Delivery and Payment.

(a)           Payment for and delivery of the Firm Notes will be made at the offices of Mayer Brown LLP, 1675 Broadway, New York, New York 10019 at 10:00 A.M., New York City time, on October 10, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Firm Delivery Date.”  If the option provided for in Section 2(b) hereof is exercised, payment for and delivery of the Option Notes will be made at the offices of Mayer Brown LLP on such date and time, not later than the third business day after the exercise of such option, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Option Delivery Date” and each of the Firm Delivery Date and the Option Delivery Date, a “Delivery Date”).  If settlement for the Option Notes occurs after the Firm Delivery Date, the Company will deliver to the Representative on the Option Delivery Date, and the obligation of the Underwriters to purchase the Option Notes shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Firm Delivery Date pursuant to Section 8 hereof.

(b)           Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to Cede & Co., the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company.

5.             Agreements of the Company.  The Company agrees with the Underwriters:

(a)           To prepare the Prospectus in a form reasonably approved by you and to file the Prospectus pursuant to Rule 424(b) under the Securities Act within the time period prescribed; to file any Issuer Free Writing Prospectus (including the term sheet substantially in the form of Schedule III hereto) to the extent required by Rule 433 under the Securities Act within the time period prescribed; to make no amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus which shall be reasonably objected to by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representative may reasonably request; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amendment or supplement of the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order.

(b)           To furnish to the Underwriters a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Free Writing Prospectus to which you reasonably object.

(c)           Unless otherwise consented to by you in writing, not to take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(d)           If the Disclosure Package is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request (whose name and address is supplied to the Company), either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

(e)           If, during such period after the first date of the public offering of the Notes as, in the reasonable opinion of counsel, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by the Underwriters or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Notes may have been sold by the Underwriters on behalf of the Underwriters and to any other dealers upon request (whose names and addresses are supplied to the Company), either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(f)            Promptly from time to time to take such actions as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you have requested and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or general taxation in any jurisdiction.

(g)           As soon as practicable, but not later than the Availability Date (as defined below), to make generally available to its security holders an earnings statement of the Company covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act (it being agreed that for the purpose of this subsection 5(g) only, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the

Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(h)           Furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to you for a period of three years from the effective date of the Registration Statement, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company are listed, as soon as they are available; provided, however, that the Company shall not be required to furnish any such report to the extent such information is publicly available through the Commission’s or the Company’s respective website or disseminated through a national news service.

(i)            If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern time on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(j)            During the period from the date hereof through and including the 30th calendar day following the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(k)           The Company will apply the net proceeds from the sale of the Notes in the manner set forth in the Prospectus.

(l)            The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(m)          The Company will use its best efforts to effect the listing of the Notes, within 30 days after the Delivery Date, on the NASDAQ Global Market.

(n)           The Company will prepare a final term sheet containing only a description of the Notes, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).  Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.  A form of the Final Term Sheet for the Notes is attached hereto as Schedule III.

6.             Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus listed on Schedule II or prepared pursuant to paragraph (c), (d) or (e) of Section 5 above (including any electronic road show), or (ii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule III hereto without the consent of the Company.

(b)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Notes (and will notify the Company if any such proceeding against it is initiated).

7.             Expenses.

(a)           The Company agrees with the Underwriters that it will pay or cause to be paid the following, whether or not the transactions contemplated hereunder are consummated (except in the case of clause (viii) below) or this Agreement is terminated: (i) the fees, disbursements and expenses of its counsel and accountants in connection with the registration of the Notes under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus and any Free Writing Prospectus and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing documents in connection with the offering, purchase, sale and delivery of the Notes in accordance with the terms of this Agreement; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(f) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification (provided that the Company shall only be responsible for paying costs, fees and expenses incurred under this clause (iii) in an aggregate amount not to exceed $5,000); (iv) the filing fees incident to securing any required review by FINRA of the terms of the sale of the Notes; (v) the fees and expenses of the Trustee, including the reasonable and documented fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics and officers of the Company; (vii) all fees, relating to the inclusion of the Notes for listing and quotation on the NASDAQ Stock Market; (viii) provided that the Firm Notes have been purchased by the Underwriters pursuant to Section 2(a) hereof, reasonable and documented fees and expenses of the Underwriters incurred in connection with the offering, including but not limited to the fees and expenses of counsel for the Underwriters and the expenses related to any “Net Roadshow” presentation, in an aggregate amount not to exceed $375,000; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that except as provided in this Section 7, and in Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses.

(b)           If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof (other than any of the conditions set forth in clauses (g),  (l) and (o)) is not satisfied, because of any termination pursuant to Section 12(a)(ii) or because of any refusal, inability or failure on the part of the Company to perform any agreements herein or comply with the provisions hereof other than by reason of a default by the Underwriters, the Company will be responsible for and will reimburse the Underwriters upon demand, for all reasonable and documented out-of-pocket expenses, including reasonable fees and disbursements of counsel, actually incurred by the Underwriters in connection with the proposed purchase, sale and delivery of the Notes.

8.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters hereunder, as to the Notes to be delivered at each Delivery Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the date hereof and each Delivery Date, true and correct and the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions, unless any such condition is waived in writing by the Representative:

(a)           The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b); each Issuer Free Writing Prospectus shall have been filed with the Commission if required, in the manner and within the time period required by Rule 433; no stop order suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)           On each Delivery Date, Mayer Brown LLP, counsel for the Underwriters, shall have furnished to you an opinion or opinions, dated such dates, with respect to the issuance and sale of the Notes on each such Delivery Date, the Registration Statement, the Disclosure Package, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)           On each Delivery Date, the Company shall have furnished to you an opinion and negative assurance statement of Willkie Farr & Gallagher LLP, counsel for the Company, addressed to the Underwriters and dated such Delivery Date, in the form set forth in Exhibit A hereto.

(d)           On each Delivery Date, the Company shall furnish to you an opinion of the General Counsel of the Company, addressed to the Underwriters and dated such Delivery Date, in the form set forth in Exhibit B hereto.

(e)           On each Delivery Date, the Company shall have furnished to you an opinion of Allen & Overy LLP, Investment Company Act counsel for the Company, addressed to the Underwriters and dated such Delivery Date, in the form set forth in Exhibit C hereto.

(f)            On the date of this Agreement and also at each Delivery Date, PricewaterhouseCoopers LLC shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(g)           Subsequent to the earlier of (A) the Initial Time of Sale and (B) the execution and delivery of this Agreement, no event or condition of a type described in Section 1(f) of this Agreement shall have occurred or shall exist, which event or condition is not described in the Disclosure Package Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Notes at the applicable Delivery Date, on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

(h)           On each Delivery Date the Company shall have furnished to you a certificate of the Chief Executive, Chief Financial or Chief Accounting Officer of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the date hereof and such Delivery Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Delivery Date, as to the matters set forth in subsections (a), (g) and (h) of this Section 8 and as to such other matters as you may reasonably and timely request in writing.

(i)            On each Delivery Date, the Company shall deliver to the Representative a certificate of its Chief Financial Officer, dated as of such Delivery Date in the form attached as Exhibit D hereto.

(j)            You shall have received copies, duly executed by the Company and the other party or parties thereto, of the Indenture.

(k)           You shall have received on and as of such Delivery Date, satisfactory evidence of the good standing of the Company and the Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as you may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)                                     No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, at such Delivery Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, at such Delivery Date, prevent the issuance or sale of the Notes.

(m)                             The Notes shall have been made eligible for clearance and settlement through The Depository Trust Company.

(n)                                 There shall exist no event or condition which would, following the passage of time, constitute a default or an event of default under the Notes or the Indenture.

(o)                                 On or before such Delivery Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Delivery Date by the Underwriters.  Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile (with written confirmation of receipt).

9.                                      Indemnification and Contribution.

(a)                                 The Company will indemnify and hold harmless each of the Underwriters, their respective partners, members, directors, officers, employee and agents, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Securities Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof, or in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claims as such expenses are incurred, provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof, or the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Underwriter through the Representative expressly for use therein.

(b)                                 Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based solely upon any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsections (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party, unless and to the extent that such indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have (i) been advised by counsel that representation of such indemnified party and the indemnifying party would present an actual or potential conflict of interest or (ii) reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and the above-described approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the provision to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment to which such indemnified party is entitled pursuant to this Agreement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse an indemnified party for fees and expenses of counsel to which such indemnified party is entitled pursuant to this Agreement, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder by such indemnified party (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party and (iii) does not include any injunction, equitable relief, consent or other restriction against or obligation upon the indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, severally, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and any Underwriter of the Notes on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the indemnifying party shall contribute to such amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and such Underwriter of the Notes on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Underwriter on the other shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Notes by the Underwriters (net of underwriting discount and commission but before deducting expenses), and, in the case of any Underwriters, as the underwriting discount and commission received by such Underwriter bears to the total of such amounts paid to the Company and received by such Underwriter as underwriting discount and commission in each case as contemplated by the Prospectus. The relative fault of the Company and any Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by any Underwriter on the other and the parties’ relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter minus the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.  The provisions of Section 6 and Section 9 hereof shall survive the termination or cancellation of this Agreement.

11.                               Substitution of Underwriters. If one of the Underwriters shall fail or refuse at the Delivery Date to purchase and pay for any of the Notes which it has agreed to purchase hereunder, and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names on Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth on Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes and if such non-defaulting Underwriters do not purchase all the Notes this Agreement will terminate without any liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 11, the Delivery Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes to the Registration Statement, the Prospectus and the Final Prospectus (including by means of a free writing prospectus) or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

12.                               Termination.

(a)                                 This Agreement shall be subject to termination in the absolute discretion of the Representative, by written notice given to the Company at any time on or prior to the delivery of any payment for the Notes, if prior to such time there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Market, (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) (A) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (B) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including, without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv), in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package or Prospectus.

(b)                                 If this Agreement shall be terminated pursuant to this Section 12, the Company shall not then be under any liability to the Underwriters except as provided in Section 6, Section 7 and Section 9 hereof.  Nothing in this Section 12 shall be deemed to relieve the Underwriters of their liability, if any, to the Company for damages occasioned by their default hereunder.

13.                               Information Furnished by the Underwriters.  The identity of the Underwriters set forth on the cover page of the Prospectus and in the first paragraph under the heading “Underwriting,” the statements relating to concessions and reallowances and the representations with respect to stabilization activities and short positions under the heading “Underwriting” constitute the only written information furnished by or on behalf of the Underwriters referred to in Sections 1(b) and (d) and 9(a) and (b) hereof.

14.                               Notices.  In all dealings hereunder, the Representative shall act on behalf of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters made or given by the Representative. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be sufficient in all respects if delivered, or sent by mail or facsimile (with written confirmation of receipt) to Sterne, Agee & Leach, Inc., 800 Shades Creek Parkway, Suite 700, Birmingham, Alabama 35209, Attention: General Counsel and if to the Company shall be sufficient in all respects if delivered or sent by mail or facsimile (with written confirmation of receipt) to the address of the Company set forth in the Prospectus, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.                               Successors.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, to the extent provided in Sections 9 and 10 hereof, the officers, directors, employees and agents of the Company and the Underwriters, each person who controls the Company or the Underwriters and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Notes from the Underwriters shall be deemed a successor or assign by reason of such purchase.

16.                               Time of the Essence.  Time shall be of the essence in this Agreement.

17.                               No Fiduciary Duties.  The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as principals and are not the agent or fiduciary of the Company, or the Company’s stockholders, creditors, employees or any other third party, (iii) the Underwriters have not assumed or will not assume a fiduciary duty in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) and the Underwriters do not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their affiliates may be engaged in a broad range of separate transactions with other clients that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

18.                               Authority of the Representative.  Any action by the Underwriters hereunder may be taken by Sterne, Agee & Leach, Inc. on behalf of the Underwriters, and any such action taken by Sterne, Agee & Leach, Inc. shall be binding upon the Underwriters.

19.                               Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

20.                               Applicable Law; Jurisdiction.  This Agreement shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters. The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Underwriters each hereby agree that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company or an Underwriter is or may be subject, by suit upon such judgment.

21.                               Captions.  The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

22.                               Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

23.                               Counterparts.  This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24.                               Amendment or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

25.                               Entire Agreement.  This Agreement, together with any other contemporaneous and prior written agreements, constitutes the entire agreement among the parties with respect to the proposed offering.

[Signatures appear on following page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us two counterparts hereof, whereupon this instrument shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

COWEN GROUP, INC.

By:	/s/ Peter Cohen
	Name:	Peter Cohen
	Title:	Chairman and Chief Executive Officer

	By:	/s/ Steven Lasota
	Name:	Steven Lasota
	Title:	Chief Financial Officer

Accepted as of the date hereof

STERNE, AGEE & LEACH, INC.

For itself and on behalf of the
several Underwriters listed
in Schedule I hereto

By:	/s/ Daryle A. DiLascia
Name: Daryle A. DiLascia
Title: Head of Investment Banking Division

SCHEDULE I

UNDERWRITERS

Underwriters	Principal Amount of Notes to be Purchased
Sterne, Agee & Leach, Inc.	$28,875,000
Janney Montgomery Scott LLC	11,000,000
Cowen and Company, LLC	2,750,000
Wunderlich Securities, Inc.	4,125,000
Incapital LLC	2,750,000
JMP Securities LLC	2,750,000
Ladenburg Thalmann & Co. Inc.	2,750,000

Total	$55,000,000

Sch. I-1

SCHEDULE II

Issuer Free Writing Prospectuses

Final Term Sheet dated October 3, 2014

Sch.II-1

SCHEDULE III

Filed Pursuant to Rule 433

Relating to

Preliminary Prospectus Supplement dated October 1, 2014 to

Prospectus dated August 6, 2014

Registration No. 333-197513

Cowen Group, Inc.

$55,000,000

 8.25% Senior Notes due 2021

Final Term Sheet

Issuer:	Cowen Group, Inc.

Type of Security:	Senior Notes

Principal Amount:	$55,000,000

Over-allotment Option:	$8,250,000

Trade Date:	October 3, 2014

Settlement Date (T+5):	October 10, 2014

Final Maturity:	October 15, 2021

Interest Rate:	8.25%

Price to Investors:	100% / $25.00 per Note

Underwriters’ Discount:	$1,787,500

Net Proceeds to Issuer (after estimated expenses payable by Issuer):	$52,329,000

Interest Payment Dates:	January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2015.

Record Dates:	January 1, April 1, July 1 and October 1

Redemption Provisions:

Prior to October 15, 2017, redeemable, at the Issuer’s option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the redemption date, plus a Make-Whole Amount, if any.

Sch. III-1

“Make-Whole Amount” shall mean, in connection with any optional redemption of any Note, the excess, if any of (i) the present value as of the date of such redemption of (a) the redemption price of such Note on October 15, 2017 (such redemption price being described below in the next paragraph) plus (b) all remaining required interest payments due on such Note through and including the payment due on October 15, 2017 (exclusive of any interest accrued to the redemption date), determined by discounting, on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined) (determined on the second Business Day preceding the redemption date) plus 50 basis points, over (ii) the aggregate principal amount of such Note being redeemed.

On and after October 15, 2017, redeemable, at the Issuer’s option, in whole at any time or in part from time to time at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the year set forth below:

2017	106.188%
2018	104.125%
2019	102.063%
2020 and thereafter	100.000%

in each case, plus accrued and unpaid interest to, but not including, the redemption date.

Change of Control:

Upon the occurrence of a change of control (as defined), the Issuer must offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

Denominations:	$25.00 minimum denominations and $25.00 integral multiples in excess thereof.

Exchange:

The Issuer intends to apply to list the Notes on the NASDAQ Global Market. If the application is approved, the Issuer expects trading in the Notes on the NASDAQ Global Market to begin within 30 days after the settlement date.

CUSIP/ISIN:	223622 309 / US2236223093

Underwriters’ Representative:	Sterne, Agee & Leach, Inc.

Joint Book-Running Managers:	Sterne, Agee & Leach, Inc. Janney Montgomery Scott LLC Cowen and Company, LLC

Co-Managers:	Wunderlich Securities, Inc. Incapital LLC

Sch. III-2

JMP Securities LLC Ladenburg Thalmann & Co. Inc.

The Issuer has filed a registration statement (including a prospectus supplement) on Form S-3 (File No. 333-197513) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the accompanying base prospectus in the registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you can request a copy of the preliminary prospectus supplement and the accompanying base prospectus from Sterne, Agee & Leach, Inc., 277 Park Avenue, 24th Floor, New York, NY 10172, by calling (212) 338-4708 or by email at syndicate@sterneagee.com or from Janney Montgomery Scott LLC at 1717 Arch St, Philadelphia, PA 19103, by calling (215) 665-6170 or by email at preinhart@janney.com.

Sch. III-3